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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

Registrant - National Service Industries, Inc.

Registrant owns, directly or indirectly, the following subsidiaries and other affiliates:

                                                                                          State or Other
                                                                                          Jurisdiction
                                                                                          of Incorporation
Subsidiary  or Affiliate                             Principal Location                   or Organization

Chemical Specialties B.V.                            Bergen op Zoom, Holland              Netherlands
Enforcer Products, Inc.                              Atlanta, Georgia                     Georgia
Graham International B.V.                            Bergen op Zoom, Holland              Netherlands
Kem Europa B.V.                                      Bergen op Zoom, Holland              Netherlands
Keplime B.V.                                         Bergen op Zoom, Holland              Netherlands
Lithonia Lighting Mexico, S.A. de C.V.               Monterrey, Nuevo Leon                Mexico
Lithonia Lighting Servicios, S.A. de C.V.            Monterrey, Nuevo Leon                Mexico
National Service Industries, Inc.                    Atlanta, Georgia                     Georgia
NSI Enterprises, Inc.                                Atlanta, Georgia                     California
NSI Export Ltd.                                      Bridgetown, Barbados                 Barbados
NSI Holdings, Inc.                                   Montreal, Quebec, Canada             Canada
NSI Insurance (Bermuda) Ltd.                         Hamilton, Bermuda                    Bermuda
NSI International Pty Ltd.                           Melbourne, Australia                 Australia
NSI Leasing, Inc.                                    Atlanta, Georgia                     Delaware
NSI Realty, L.P.                                     Atlanta, Georgia                     Texas
NSI Services, L.P.                                   Atlanta, Georgia                     Georgia
Productos Lithonia Lighting de Mexico, S.A. de C.V.  Monterrey, Nuevo Leon                Mexico
Produits de Maintenance et de Proprete Industrielle  Nogent-le-Roi, France                France
Selig Company of Puerto Rico, Inc.                   Atlanta, Georgia                     Puerto Rico
ZEP Belgium S.A.                                     Brussels, Belgium                    Belgium
ZEP Europe B.V.                                      Bergen op Zoom, Holland              Netherlands
ZEP FRANCE                                           Nogent-le-Roi, France                France
Zep Industries S.A.                                  Nogent-le-Roi, France                France
Zep International Pty Ltd.                           Melbourne, Australia                 Australia
Zep Italia S.r.l.                                    Aprilia, Italy                       Italy
Zep Manufacturing Company                            Santa Clara, California              Delaware
Zep Industries, S.A.                                 Bern, Switzerland                    Switzerland

The consolidated financial statements include the accounts of all subsidiaries and affiliates.